Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 24, 2026, relating to the financial statements of Alphatec Holdings, Inc. and the effectiveness of Alphatec Holdings, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Alphatec Holdings, Inc. for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

San Diego, California

June 11, 2026